===============================================================================

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  ===========
                                   FORM 8-K/A
                                  ===========

                       AMENDMENT NO. 1 TO CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                               SEPTEMBER 11, 1998

                          ----------------------------
                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

                                DUANE READE INC.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        DELAWARE                     001-13843                 04-3164702

----------------------------    --------------------      --------------------
(State or other jurisdiction    Commission File Number       (I.R.S. Employer
of incorporation or                                       Identification Number)
organization)

                   440 NINTH AVENUE, NEW YORK, NEW YORK 10001

       -----------------------------------------------------------------
              (Address of Principal Executive Offices) (Zip Code)

                                 (212) 273-5700

       -----------------------------------------------------------------
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE

       -----------------------------------------------------------------
         (Former name or former address, if changed since last report.)

===============================================================================

The undersigned Registrant hereby amends Item 7 of its Current Report on Form 8-K dated September 24, 1998 to read in its entirety as follows:

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

    The following financial statements required by Item 7 with respect to the Rock Bottom acquisition are filed as part of this report:

    Financial Statements of Businesses Acquired:
    --------------------------------------------

    - Independent Auditors' Report
    - Consolidated Balance Sheets - January 31, 1998 and 1997
    - Statements of Consolidated Income and Retained Earnings - Years Ended January 31, 1998 and 1997
    - Statements of Consolidated Cash Flows - Years Ended January 31, 1998 and 1997

    Pro Forma Financial Information:
    --------------------------------

    Unaudited Pro Forma Condensed Consolidated Statements of Operations for the 39 Weeks Ended September 26, 1998 and for the 52 Weeks Ended December 27, 1997.

(a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED
     -----------------------------------------

















                   ROCK BOTTOM STORES, INC. AND SUBSIDIARIES

                       CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED JANUARY 31, 1998 AND 1997

                                TABLE OF CONTENTS
                                -----------------


                                                                           Page
                                                                           ----

FINANCIAL STATEMENTS:

   Independent Auditor's Report                                              1

   Consolidated Balance Sheets - January 31, 1998 and 1997                   2

   Statements of Consolidated Income and Retained Earnings -
     Years Ended January 31, 1998 and 1997                                   3

   Statements of Consolidated Cash Flows -
     Years Ended January 31, 1998 and 1997                                   4

   Notes to Consolidated Financial Statements                               5-9

EDWARD ISAACS & COMPANY LLP
CPAs and Financial Consultants
-------------------------------------------------------------------------------
[EDWARD ISAACS & COMPANY LLP LOGO]

                                       380 Madison Avenue, New York, NY 10017
                                       Tel: (212) 297-4800, Fax: (212) 972-9088
                                       Member GMN International



                         INDEPENDENT AUDITORS' REPORT
                         ----------------------------


To the Board of Directors and Shareholders
Rock Bottom Stores, Inc.
Lake Success, New York

We have audited the accompanying consolidated balance sheets of Rock Bottom Stores, Inc. and subsidiaries as of January 31, 1998 and 1997, and the related statements of consolidated income and retained earnings, and consolidated cash flows for the years then ended. These consolidated financial statements are the responsibility of the management of Rock Bottom Stores, Inc. and subsidiaries. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Rock Bottom Stores, Inc. and subsidiaries as of January 31, 1998 and 1997, and the consolidated results of their operations and their cash flows for the years then ended in conformity with generally accepted accounted principles.





                                            /s/ EDWARD ISAACS & COMPANY LLP







April 9, 1998

                   ROCK BOTTOM STORES, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                           JANUARY 31, 1998 AND 1997


                                                     ASSETS                           1998                     1997
                                                     ------                        -------------           ------------
CURRENT ASSETS:
   Cash                                                                             $    465,568           $    861,056
   Accounts receivable                                                                   481,231                461,959
   Receivable from vendors                                                             1,817,042              1,939,400
   Merchandise inventory                                                              30,349,440             31,668,103
   I.R.S. deposit                                                                        368,000              1,184,938
   Other                                                                                 741,332                824,541
                                                                                   -------------           ------------
         TOTAL CURRENT ASSETS                                                         34,222,613             36,939,997
                                                                                   -------------           ------------
STORE AND WAREHOUSE FACILITIES, FIXTURES AND EQUIPMENT,
   at cost less accumulated depreciation and amortization                             21,635,871             21,353,001
                                                                                   -------------           ------------
OTHER ASSETS:
   Leasehold costs                                                                     1,028,675                973,712
   Deferred charges                                                                      613,359                677,183
   I.R.S. deposit                                                                      1,006,270              1,374,270
   Other                                                                                  98,456                 65,350
                                                                                   -------------           ------------
         TOTAL OTHER ASSETS                                                            2,746,760              3,090,515
                                                                                   -------------           ------------
                                                                                    $ 58,605,244           $ 61,383,513
                                                                                    ============           ============

                              LIABILITIES AND SHAREHOLDERS' EQUITY
                              -------------------------------------

CURRENT LIABILITIES:
   Accounts payable                                                                 $ 18,413,100           $20,222,949
   Accrued expenses                                                                    2,777,795             3,281,714
   Taxes other than on income                                                            101,244               112,435
                                                                                   -------------           ------------
         TOTAL CURRENT LIABILITIES                                                    21,292,139            23,617,098
                                                                                   -------------           ------------
LONG-TERM DEBT                                                                        14,500,000            14,500,000
                                                                                   -------------           ------------
DEFERRED RENT                                                                          3,729,161             3,595,464
                                                                                   -------------           ------------
SHAREHOLDERS' EQUITY:
   Common stock - $.10 par value:
      Authorized - 1,200,000 shares
      Issued - 976,865 shares                                                             97,686                97,686
   Additional paid-in capital                                                          3,374,111             3,374,111
   Retained earnings                                                                  18,501,426            19,088,433
   Treasury stock - 147,659 shares, at cost                                           (2,889,279)           (2,889,279)
                                                                                   -------------           ------------
         TOTAL SHAREHOLDERS' EQUITY                                                   19,083,944            19,670,951
                                                                                   -------------           ------------
                                                                                    $ 58,605,244          $ 61,383,513
                                                                                    ============          =============


 See notes to consolidated financial statements.

                   ROCK BOTTOM STORES, INC. AND SUBSIDIARIES

            STATEMENTS OF CONSOLIDATED INCOME AND RETAINED EARNINGS

                     YEARS ENDED JANUARY 31, 1998 AND 1997


                                                                                         1998                    1997
                                                                                   -------------           --------------
NET SALES                                                                          $ 227,930,998           $ 234,280,081
                                                                                   -------------           --------------
COST AND EXPENSES:
    Cost of sales                                                                    164,703,128             172,159,627
    Selling, occupancy, general and administrative expenses                           59,211,899              57,704,951
    Interest expense                                                                   1,360,046               1,780,643
                                                                                   -------------           --------------
                                                                                     225,275,073             231,645,221
                                                                                   -------------           --------------
          INCOME BEFORE OTHER ITEMS                                                    2,655,925               2,634,860
                                                                                   -------------           --------------
OTHER ITEMS:
    Restructuring charges                                                              1,550,506                      --
    Preopening expenses                                                                  130,670                      --
    Loss on abandonment of stores                                                        516,889                 506,292
    Condemnation loss                                                                         --                 231,862
                                                                                   -------------           --------------
                                                                                       2,198,065                 738,154
                                                                                   -------------           --------------
          INCOME BEFORE INCOME TAXES                                                     457,860               1,896,706
                                                                                   -------------           --------------
PROVISION FOR STATE AND LOCAL INCOME TAXES:
    Current                                                                               88,867                 108,819
    Deferred                                                                             (28,000)                (13,000)
                                                                                   -------------           --------------
                                                                                          60,867                  95,819
                                                                                   -------------           --------------

          NET INCOME                                                                     396,993               1,800,887
RETAINED EARNINGS at beginning                                                        19,088,433              19,517,546
DIVIDENDS                                                                               (984,000)             (2,230,000)
                                                                                   -------------           --------------
          RETAINED EARNINGS at end                                                 $  18,501,426           $  19,088,433
                                                                                   =============           =============


See notes to consolidated financial statements.

                   ROCK BOTTOM STORES, INC. AND SUBSIDIARIES

                     STATEMENTS OF CONSOLIDATED CASH FLOWS

                     YEARS ENDED JANUARY 31, 1998 AND 1997


                                                                                      1998                1997
                                                                                  -------------       ------------
OPERATING ACTIVITIES:
   Net income                                                                       $   396,993       $  1,800,887
   Adjustments to reconcile net income to net cash provided by operating activities:
         Depreciation and amortization                                                3,094,900          2,895,632
         Deferred taxes                                                                 (28,000)           (13,000)
         Deferred rent                                                                  133,697            127,242
         Loss on store abandonment                                                      516,889            506,292
         Loss on condemnation                                                                --            231,862
         Increase (decrease) in cash attributable to
            changes in assets and liabilities:
               Accounts receivable                                                      (19,272)          (105,525)
               Receivable from vendors                                                  122,358          1,391,350
               Merchandise inventory                                                  1,318,663          8,692,403
               Other current assets                                                      86,209            273,959
               Accounts payable                                                      (1,809,849)           (86,560)
               Accrued expenses                                                        (435,145)           395,179
               Taxes other than on income                                               (11,191)           (55,006)
               Other liabilities                                                        (68,774)          (284,699)
                                                                                    -----------       ------------
         NET CASH PROVIDED BY OPERATING ACTIVITIES                                    3,297,478         15,770,016
                                                                                    -----------       ------------
INVESTING ACTIVITIES:
   Additions to store and warehouse facilities                                       (3,564,366)        (3,498,177)
   Additions to deferred charges and leasehold costs                                   (321,432)          (140,638)
   I.R.S. deposit                                                                     1,184,938         (1,351,116)
   Other                                                                                 (8,106)                --
                                                                                    -----------       ------------
         NET CASH USED IN INVESTING ACTIVITIES                                       (2,708,966)        (4,989,931)
                                                                                    -----------       ------------
FINANCING ACTIVITIES:
   Notes payable                                                                             --         (7,000,000)
   Long-term debt                                                                            --         (1,000,000)
   Payments in connection with termination agreements                                        --            (86,362)
   Dividends                                                                           (984,000)        (2,230,000)
                                                                                    -----------       ------------
         NET CASH USED IN FINANCING ACTIVITIES                                         (984,000)       (10,316,362)
                                                                                    -----------       ------------
         NET (DECREASE) INCREASE IN CASH                                               (395,488)           463,723

CASH at beginning                                                                       861,056            397,333
                                                                                    -----------       ------------
         CASH at end                                                                $   465,568       $    861,056
                                                                                    ===========       ============
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
   Interest paid                                                                    $ 1,306,546       $  1,875,306
                                                                                    ===========       ============
   Income taxes paid                                                                $    50,523       $     58,296
                                                                                    ===========       ============


See notes to consolidated financial statements.

                   ROCK BOTTOM STORES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                      YEARS ENDED JANUARY 31,1998 AND 1997

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
   ------------------------------------------

   Company's Business:

   The Company operates a chain of drug and health and beauty aid stores in the New York metropolitan area.

   Principles of Consolidation:

   The consolidated financial statements include the accounts of the Company and its subsidiaries. All material intercompany accounts and transactions have been eliminated.

   Cash:

   The Company deposits its cash in operating accounts with financial institutions and at times balances exceed Federal insurance limits.

   Merchandise Inventory:

   Inventories are stated at the lower of cost or market. Cost is determined on the last-in, first-out (LIFO) basis. If the first-in, first-out (FIFO) method of inventory valuation had been used by the Company, inventories would have been $18,318,000 and $18,396,000 higher than reported at January 31, 1998 and 1997, respectively.

   Depreciation and Amortization:

   Depreciation and amortization are provided principally by the straight-line method over estimated useful lives substantially ranging from 5 to 15 years. Leasehold improvements are amortized over the shorter of the remaining life of the lease or 15 years; leasehold costs are amortized over the life of the related lease.

   Use of Estimates:

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Although these estimates are based on management's knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.

                   ROCK BOTTOM STORES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED JANUARY 31, 1998 AND 1997


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
   ------------------------------------------

   Income Taxes:

   The Company is an S corporation and is not subject to Federal income taxes. At January 31, 1998 and 1997, the Company had deposits with the Internal Revenue Service in order to retain its fiscal year aggregating $1,374,270 and $2,559,208, respectively. The Company is entitled to a refund of $368,000 and $1,184,938 as of January 31, 1998 and 1997.

   Deferred income taxes reflect the net tax effects of temporary differences between the carrying value of assets and liabilities for financial reporting purposes and the amounts reported for income tax purposes. Components of the Company's deferred income tax assets and liabilities are as follows:

                                                      1998           1997
                                                   ---------      ---------
      Deferred Tax Assets:
         LIFO provisions                           $ 168,000      $ 165,000
         Deferred rent                               160,000        180,000
         Capitalized inventory costs                  39,000         55,000
         Other                                        75,000         60,000
                                                   ---------      ---------
                                                     442,000        460,000
      Deferred Tax Liabilities:
         Depreciation and amortization                85,000        131,000
                                                   ---------      ---------
            Net Deferred Income Tax Benefits       $ 357,000      $ 329,000
                                                   =========      =========

   Net deferred income tax benefits at January 31, 1998 and 1997 are included in other current assets except for $75,000 (1998) and $50,000 (1997) included in other assets.

   Vendor agreements:

   In fiscal 1998 the Company concluded agreements with two vendors which provide for, among other things, nonrefundable payments aggregating $1,750,000 (included in cost of sales) as reimbursement of merchandise and other costs incurred by the Company.

   Reclassifications:

   Certain reclassifications have been made to prior year amounts to conform with current year presentation.

                   ROCK BOTTOM STORES, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                      YEARS ENDED JANUARY 31,1998 AND 1997


2. STORE AND WAREHOUSE FACILITIES, FIXTURES AND EQUIPMENT
   -------------------------------------------------------

   An analysis by class of asset follows:
                                                     1998             1997
                                                ------------     ------------

           Store and warehouse facilities       $ 25,019,629     $ 23,960,532
           Fixtures and equipment                 17,923,362       16,806,991
                                                ------------     ------------
                                                  42,942,991       40,767,523
           Less: Accumulated depreciation         21,307,120       19,087,660
                 Condemnation                             --          326,862
                                                ------------     ------------
                                                $ 21,635,871     $ 21,353,001
                                                ============     ============

   In fiscal 1997 the Company incurred a loss of $231,862 resulting from condemnation by the local government of a parcel of land it had owned.

3. ACCRUED EXPENSES
   ----------------

   Accrued expenses are comprised of the following:

                                                     1998              1997
                                                -----------       -----------
              Compensation                      $ 1,526,222       $ 1,629,128
              Interest                              123,900            70,400
              Insurance                             693,200           681,800
              Other                                 434,473           900,386
                                                -----------       -----------
                                                $ 2,777,795       $ 3,281,714
                                                ===========       ===========

4. NOTES PAYABLE
   -------------

   The Company has a line of credit with two banks aggregating $15,000,000.

5. LONG-TERM DEBT
   --------------

   The Company has a revolving credit and term loan agreement with a bank. The agreement provides for revolving credit borrowings up to $20,000,000 through January 1999, convertible at that time into a term loan, payable in equal quarterly installments over the subsequent four years. Interest payments, at the option of the Company, are to be (1) at the prime rate, (2) if available, at a fixed rate, and also, (3) if available, at a LIBOR rate. LIBOR rate loans would be subject to certain adjustments inclusive of an addition to the LIBOR rate of 1.2% during the revolver period of the loan and an addition of 1.7% during the term loan period. The Company is currently using LIBOR rates for its interest obligation. In March 1994, the Company purchased a $10,000,000, 5.75% LIBOR interest rate cap (the cap covers up to the basic LIBOR rate exclusive of the 1.2% add on).

                   ROCK BOTTOM STORES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                      YEARS ENDED JANUARY 31,1998 AND 1997


5. LONG-TERM DEBT (Continued)
   --------------------------

   The agreement contains various covenants which include, among others, maintaining minimum tangible net worth of $18,000,000, working capital of at least $12,000,000, ratio of total liabilities to tangible net worth not to exceed 3 to 1, and the ratio of current assets to current liabilities must be no less than 1.35 to 1. The covenants also provide for cumulative interest to earnings coverage (as defined) of the ratio of cumulative earnings before interest and taxes to cumulative interest of 1 to 1 and prohibits two consecutive years of net losses. In addition, there are limitations on distributions to shareholders, restrictions on investments, and loans to affiliates.

   Borrowings pursuant to this agreement at January 31, 1998 and 1997 were $14,500,000.

   Maturities of this debt for each of the years ending January 31, 2000 through 2003 are $3,625,000 annually.

6. DEFERRED RENT
   -------------

   The Company's warehouse facilities and several of its stores have annual rentals that increase over the period of the lease. For financial statement purposes, the leases for these units are being accounted for on a straight-line basis. Accordingly, the consolidated balance sheets reflect as deferred rent, the excess of the expense charged over the amounts payable pursuant to the lease terms.

7. LEASES
   ------

   The Company leases stores, a warehouse, a corporate office facility and equipment under long-term leases expiring through 2013. The leases provide for minimum rentals, a percentage of sales, real estate tax and other escalation provisions.

   Total rent expense for the years ended January 31, 1998 and 1997 was approximately $13,407,000 and $13,667,000, net of sublease income of $695,000 and $466,000, respectively.

   Minimum rental commitments under noncancelable leases as of January 31, 1998 are tabulated below (000's omitted).

                                        Minimum     Sublease         Net
                                        Rentals      Rentals       Rentals
                                       --------     --------      --------
       1999                            $ 11,844      $   655      $ 11,189
       2000                              10,806          678        10,128
       2001                               9,828          692         9,136
       2002                               9,434          382         9,052
       2003                               8,854          411         8,443
       Later Years                       45,859          414        45,445
                                       --------     --------      --------
                                       $ 96,625      $ 3,232      $ 93,393
                                       ========     ========      ========

   The Company leases its warehouse facility and certain stores from entities controlled by its principal shareholders. Rent expense for these units for the years ended January 31, 1998 and 1997 was approximately $6,033,000 and $6,274,000, respectively.

                   ROCK BOTTOM STORES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED JANUARY 31, 1998 AND 1997


8. RETIREMENT PLANS
   -----------------

   Union Pension Plan:

   Pursuant to a collective bargaining agreement, the Company made contributions to the employees' Union Pension Fund of $329,000 and $311,000 for the years ended January 31, 1998 and 1997, respectively.

   401(k) Retirement Savings Plan:

   The Company has a retirement savings plan covering all employees who meet eligibility requirements.

9. SHAREHOLDERS' EQUITY
   --------------------

   Dividends Paid:

   Subsequent to January 31, 1998, dividends of $750,000 were paid to shareholders to reimburse them for income taxes arising from the Company's S corporation status.

   Stock Appreciation Rights:

   In fiscal 1998, the Company entered into agreements with three of its executives which provide for stock appreciation rights. Upon the occurrence of specified events payments are required in amounts equal to the increase in the Company's book value, as defined.

   In connection with these agreements, there was no provision required for fiscal 1998.

10. RESTRUCTURING CHARGE
    --------------------

   In fiscal 1998 the Company reorganized certain facets of its operations. Accordingly, related costs including personnel, promotion and product-line refinement have been reflected as a restructuring charge in the accompanying statement of consolidated income.

(B)  PRO FORMA FINANCIAL INFORMATION
     -------------------------------

    On September 11, 1998, Duane Reade Inc. ("Company") purchased substantially all of the operating assets of Rock Bottom Stores, Inc. ("Rock Bottom"), a health and beauty aid retailer operating 38 stores primarily in the outer boroughs of New York City. The purchase price paid was $64.9 million, subject to certain post-closing adjustments. The acquisition, accounted for under the purchase method, was financed with additional term loans under the Existing Credit Agreement. The purchase price, based on preliminary estimates of fair values, is allocable to inventory ($32.7 million), property ($18.0 million), identifiable intangibles ($9.9 million) and goodwill ($13.5 million) net of reserves for expenses, and store closings ($9.2 million). The Company does not believe that the final purchase price allocation will differ significantly from this preliminary purchase price allocation.

    The following Unaudited Pro Forma Consolidated Statements of Operations ("Pro Forma Statements of Operations") for the 39 weeks ended September 26, 1998 and the 52 weeks ended December 27, 1997, give effect to the acquisition of Rock Bottom as if it had occurred on December 29, 1996. The Pro Forma Statements of Operations are based on historical results of operations of the Company for the 39 weeks ended September 26, 1998 and the 52 weeks ended December 27, 1997 and the historical results of Rock Bottom for the six months ended July 31, 1998 and the year ended January 31, 1998. The Pro Forma Statements of Operations and the accompanying notes ("Pro Forma Financial Information") should be read in conjunction with and are qualified by the historical financial statements and notes thereto of the Company and Rock Bottom.

    The Pro Forma Financial Information is intended for informational purposes only and is not necessarily indicative of the combined results that would have occurred had the acquisition been consummated at the beginning of fiscal 1997 or of future results of the combined operations under the ownership and management of the Company.

                                Duane Reade Inc.
            Unaudited Pro Forma Consolidated Statement of Operations
                   Thirty-Nine Weeks Ended September 26, 1998
                    (In thousands, except per share amounts)


                                                     Duane Reade Inc.           Rock Bottom
                                                  --------------------   ---------------------
                                                  39 Weeks Ended           Six Months Ended
                                                     September 26,             July 31,
                                                         1998                    1998             Adjustments          Pro Forma
                                                  --------------------   ---------------------  ----------------    ----------------
Net sales                                             $       398,651        $        114,938     $      47,868 (b)   $     561,457
Cost of sales                                                 296,172                  84,920            34,718 (b)         419,207
                                                                                                          4,037 (c)
                                                                                                           (640)(d)
                                                  --------------------   ---------------------  ----------------    ----------------
Gross profit                                                  102,479                  30,018             9,753             142,250
                                                  --------------------   ---------------------  ----------------    ----------------
Selling, general & administrative expenses                     63,687                  27,669            (4,037)(c)          95,248
                                                                                                         10,419 (e)
                                                                                                         (2,490)(f)
Amortization                                                    4,413                     141               674 (g)           5,228
Depreciation                                                    4,148                   1,417                 -               5,565
Store pre-opening expenses                                      3,008                       -                 -               3,008
Restructuring costs                                                 -                     382              (382)(h)               -
                                                  --------------------   ---------------------  ----------------    ----------------
                                                               75,256                  29,609             4,184             109,049
                                                  --------------------   ---------------------  ----------------    ----------------
Operating income                                               27,223                     409             5,569              33,201
Interest expense, net                                          18,674                     698              (698)(i)          23,764
                                                                                                          5,090 (j)
                                                  --------------------   ---------------------  ----------------    ----------------
Income (loss) before income taxes                               8,549                    (289)            1,177               9,437
Income taxes                                                        -                     (25)               25 (k)               -
                                                  --------------------   ---------------------  ----------------    ----------------
Income (loss) before extraordinary charge             $          8,549       $           (264)    $       1,152       $       9,437
                                                  ====================   =====================  ================    ================




Per Common Share - Basic
     Income (loss) before extraordinary charge        $           0.54                                                $        0.59
                                                  ====================                                              ================

     Weighted average common shares outstanding                15,936                                                        15,936
                                                  ====================                                              ================




Per Common Share - Diluted
     Income (loss) before extraordinary charge        $           0.50                                                $        0.55
                                                  ====================                                              ================

     Weighted average common shares outstanding                17,211                                                        17,211
                                                  ====================                                              ================


                                Duane Reade Inc.
            Unaudited Pro Forma Consolidated Statement of Operations
                    Fifty-Two Weeks Ended December 27, 1997
                    (In thousands, except per share amounts)


                                                      Duane Reade Inc.        Rock Bottom
                                                    ------------------    -----------------
                                                    52 Weeks Ended           Year Ended
                                                      December 27,          January 31,
                                                          1997                  1998           Adjustments          Pro Forma
                                                    ------------------    -----------------   ---------------      -------------
Net sales                                             $       429,816       $      227,931       $        --        $   657,747
Cost of sales                                                 322,340              164,703             5,650  (c)       491,793
                                                                                                        (900) (d)
                                                    ------------------    -----------------   ---------------      -------------
Gross profit                                                  107,476               63,228            (4,750)           165,954
                                                    ------------------    -----------------   ---------------      -------------
Selling, general & administrative expenses                     65,414               56,117            (5,650) (c)       112,081
                                                                                                      (3,800) (f)
Amortization                                                    5,303                  330               950  (g)         6,583
Depreciation                                                    3,507                2,765                 -              6,272
Store pre-opening expenses                                        767                  131                 -                898
Nonrecurring charges                                           12,726                    -                 -             12,726
Restructuring charges                                               -                1,550            (1,550) (h)             -
Loss on abandonment of stores                                       -                  517              (517) (h)             -
                                                    ------------------    -----------------   ---------------      -------------
                                                               87,717               61,410           (10,567)           138,560
                                                    ------------------    -----------------   ---------------      -------------
Operating income                                               19,759                1,818             5,817             27,394
Interest expense, net                                          34,473                1,360            (1,360) (i)        41,623
                                                                                                       7,150  (j)
                                                    ------------------    -----------------   ---------------      -------------
Income (loss) before income taxes                             (14,714)                 458                27            (14,229)
Income taxes                                                        -                   61               (61) (k)             -
                                                    ------------------    -----------------   ---------------      -------------
Net income (loss)                                     $       (14,714)      $           397      $        88        $   (14,229)
                                                    ==================    =================   ===============      =============



Per Common Share - Basic and Diluted

     Net income (loss)                                $         (0.92)                                              $     (0.89)
                                                    ==================                                             =============

     Weighted average common shares outstanding                15,936                                                    15,936
                                                    ==================                                             =============


                                       12


                                DUANE READE INC.
       NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                             (DOLLARS IN THOUSANDS)

(a) In order to conform the reporting periods, sales, cost of sales, and selling, general and administrative expenses for the 35 day period January 31,1998 of $21,300, $15,550 and $4,630, respectively, have been included in the Pro forma Statements of Operations for both the 39 weeks ended September 26, 1998 and the 52 weeks ended December 27, 1997.

(b) The pro forma adjustments represent Rock Bottom sales and cost of sales for 35 day period January 31, 1998 and the six weeks ended September 11, 1998, assuming the transaction had occurred on December 29, 1996.

(c) The pro forma adjustments represent a reclassification of Rock Bottom occupancy costs to cost of sales in order to conform Rock Bottom's reported gross profit to the Company's historical presentation.

(d) The pro forma adjustments represent an elimination of redundant warehouse rent and real estate taxes related to the Rock Bottom warehouse. Such lease was not assumed as a part of this transaction.

(e) The pro forma adjustment represents Rock Bottom selling, general and administrative expenses for the 35 day period ended January 31, 1998 and the six weeks ended September 11, 1998, assuming the transaction had occurred on December 29, 1996.

(f) The pro forma adjustments represent an elimination of the portion of Rock Bottom administrative overhead that relates to headquarters rent and salaries for employees not associated with the transaction for the 37 weeks ended September 11, 1998 and the 52 weeks ended December 27, 1997, assuming the transaction had occurred on December 29, 1996.

(g) The pro forma adjustments represent amortization of goodwill and other identifiable intangible assets for the 37 weeks ended September 11, 1998 and the 52 weeks ended December 27, 1997, assuming the transaction had occurred on December 29, 1996.

(h) The pro forma adjustments represent an elimination of Rock Bottom restructuring costs and loss on abandonment of stores for stores which were not purchased by the Company for the six months ended July 31, 1998 and the year ended January 31, 1998.

(i) The pro forma adjustments represent an elimination of Rock Bottom interest expense for the six months ended July 31, 1998 and the year ended January 31, 1998.

(j) The pro forma adjustments represent interest related to the $66 million in additional term loans (representing the $64.9 million purchase price plus fees and expenses directly attributable to the transaction), bearing interest at 8.5% and amortization of deferred financing costs for the 37 weeks ended September 11, 1998 and the 52 weeks ended December 27, 1997. A 25 basis point (0.25%) increase or decrease in the assumed interest rate would result in a change in interest expense of $124 for the 39 weeks ended September 26, 1998 and $165 for the 52 weeks ended December 27, 1997.

(k) The pro forma adjustments represent the elimination of the Rock Bottom income tax provisions due to the presumed utilization of the Company's NOL carry forwards for the six months ended July 31, 1998 and the year ended January 31, 1998, assuming the transaction had occurred on December 29, 1996.

(c) EXHIBITS:
    ---------

   **10.14 Amended and Restated Credit Agreement, dated as of September 11, 1998, among Duane Reade, Duane Reade Inc., DRI I Inc., various financial institutions, as Lenders, DLJ Capital Funding, Inc., as Syndication Agent, Fleet National Bank, as Administrative Agent, and Credit Lyonnais New York Branch, as Documentation Agent.

   **10.15 Amended and Restated Partnership Agreement, dated as of September 11, 1998, among Duane Reade Inc., DRI I Inc. and Fleet National Bank, as Administrative Agent.

   **10.16 Amended and Restated Borrower Security Agreement, dated as of September 11, 1998, between Duane Reade and Fleet National Bank, as Administrative Agent.

   **10.17 Amended and Restated Holdings Pledge Agreement, dated as of September 11, 1998 between Duane Reade Inc. and Fleet National Bank, as Administrative Agent.

   **10.18 Amendment Agreement to Credit Agreement, dated as of September 11, 1998, among Duane Reade, Duane Reade Inc., DRI I Inc., various financial institutions as Lenders, DLJ Capital Funding, Inc., as Syndication Agent, Fleet National Bank, as Administrative Agent, and Credit Lyonnais New York Branch, as Documentation Agent.

      23.1  Consent of Edward Isaacs & Company LLP.

     *99.1  Press Release of the Company dated August 4, 1998.

    **99.2  Press Release of the Company dated September 15, 1998.








-----------------------

 * Incorporated by reference from the Company's Current Report on Form 8-K, dated August 7, 1998.

** Incorporated by reference from the Company's Current Report on Form 8-K, dated September 24, 1998.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           DUANE READE INC.

Date: November 23, 1998



                                           By: /s/ William J. Tennant
                                              ---------------------------------
                                               Name:  William J. Tennant
                                               Title: Senior Vice President and
                                                      Chief Financial Officer

                                 EXHIBIT INDEX

DOC. NO.         DOCUMENT DESCRIPTION

**10.14 Amended and Restated Credit Agreement, dated as of September 11, 1998, among Duane Reade, Duane Reade Inc., DRI I Inc., various financial institutions, as Lenders, DLJ Capital Funding, Inc., as Syndication Agent, Fleet National Bank, as Administrative Agent, and Credit Lyonnais New York Branch, as Documentation Agent.

**10.15 Amended and Restated Partnership Agreement, dated as of September 11, 1998, among Duane Reade Inc., DRI I Inc. and Fleet National Bank, as Administrative Agent.

**10.16 Amended and Restated Borrower Security Agreement, dated as of September 11, 1998, between Duane Reade and Fleet National Bank, as Administrative Agent.

**10.17 Amended and Restated Holdings Pledge Agreement, dated as of September 11, 1998 between Duane Reade Inc. and Fleet National Bank, as Administrative Agent.

**10.18 Amendment Agreement to Credit Agreement, dated as of September 11, 1998, among Duane Reade, Duane Reade Inc., DRI I Inc., various financial institutions as Lenders, DLJ Capital Funding, Inc., as Syndication Agent, Fleet National Bank, as Administrative Agent, and Credit Lyonnais New York Branch, as Documentation Agent.

   23.1    Consent of Edward Isaacs & Company LLP.

  *99.1    Press Release of the Company dated August 4, 1998.

 **99.2    Press Release of the Company dated September 15, 1998.




-----------------------

 * Incorporated by reference from the Company's Current Report on Form 8-K, dated August 7, 1998.
** Incorporated by reference from the Company's Current Report on Form 8-K, dated September 24, 1998.